Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of Veracyte, Inc. of our report dated March 20, 2014, relating to the financial statements of Veracyte, Inc., for the year ended December 31, 2013 which appears in Veracyte Inc.’s Annual Report on Form 10-K filed on March 25, 2015.

/s/ PricewaterhouseCoopers LLP
San Jose, California

March 30, 2015